UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION RRQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ X ]    Revised Preliminary Proxy Statement

[   ]    Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))

[   ]    Definitive Proxy Statement

[   ]    Definitive Additional Materials

[   ]    Soliciting Material Pursuant to Sec. 240.14a-12

                                    TMS, Inc.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[   ]    No fee required.

[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.

         1).  Title of each class of securities to which transaction applies:

         2).  Aggregate number of securities to which transaction applies:

         3). Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         4).  Proposed maximum aggregate value of transaction: $2,200,000

         5).  Total fee paid: $440

[ x ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1).  Amount Previously Paid:

         2).  Form, Schedule or Registration Statement No.:

         3).  Filing Party:

         4).  Date Filed:

                                    TMS, INC.
                               206 WEST 6TH AVENUE
                           STILLWATER, OKLAHOMA 74074

                         SPECIAL MEETING OF SHAREHOLDERS

                                December 17, 2004

                                                               November 12, 2004

Dear Fellow Shareholder:

     You are cordially invited to attend a special meeting of shareholders of TMS, Inc. (the "Company") to be held in Room 119 of the Stillwater Public Library, 1107 South Duck, Stillwater, Oklahoma, on December 17, 2004, at 10:00 a.m., local time.

     At the special meeting, we will ask you to approve the sale of our Component Products Technologies business (the "CPT Business") to Pegasus Imaging Corporation ("Pegasus") and a plan of liquidation for the Company.

     The Board of Directors approved the sale of the CPT Business, subject to shareholder approval, and in connection with such approval, also adopted a plan of liquidation. Under the plan of liquidation, the board of directors will file a certificate of dissolution for the Company, wind up the Company's affairs, endeavor to convert all of the assets of the Company into cash or cash equivalents, pay from Company funds all Company liabilities, including establishing a reserve to fund contingent liabilities in an amount to be determined as information concerning such contingencies becomes available, and distribute the net proceeds of the liquidation to shareholders. In connection with approving the plan of liquidation, we estimate that you will receive total liquidation proceeds of between $0.145 and $0.16 per share of common stock. However, no assurance can be given as to the actual amount of liquidation proceeds that will be available for distribution.

     The affirmative vote of at least two-thirds (2/3) of the outstanding shares of our common stock is required to approve the sale of the CPT Business to Pegasus and the plan of liquidation.

     In connection with approving the sale of the CPT Business to Pegasus and the plan of liquidation the board determined that the sale to Pegasus and plan of liquidation are in the best interests of the shareholders and recommends that you vote "FOR" approval of the sale and plan. You should carefully read the description of the sale to Pegasus in the proxy statement and the plan of liquidation, a copy of which is attached as Appendix A to the accompanying proxy statement.

     At the special meeting, you will also be asked to transact such other business as may properly come before the meeting or any adjournment or postponement thereof. It is not anticipated that any other matter will be brought before the special meeting. If other matters are properly presented, however, proxies will be voted in accordance with the discretion of the proxy holders.

     Your vote is important. Whether or not you plan to attend the special meeting, you are requested to promptly sign, date and mail the enclosed proxy card in the postage-paid envelope provided. Returning a signed proxy card will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting, but your presence, without further action, at the special meeting will not constitute revocation of a previously delivered proxy.

     On behalf of your board of directors, thank you for your continued support.

                                           Sincerely,


                                           DEBORAH D. MOSIER
                                           President and Chief Financial Officer

                                    TMS, INC.

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 17, 2004

To the Shareholders of
TMS, Inc.

     This special meeting of shareholders of TMS, Inc.. will be held on Friday, December 17, 2004, in Room 119 of the Stillwater Public Library, 1107 South Duck, Stillwater, Oklahoma, at 10:00 a.m., local time, and at any adjournment or adjournments thereof, for the following purposes:

     1. To consider and vote upon a sale of the Company's Component Products Technologies business to Pegasus Imaging Corporation and the Asset Purchase Agreement entered into by the Company, Pegasus, and PIC Acquisition, Inc., a subsidiary of Pegasus; and

     2. To consider and vote upon a plan of liquidation, and to ratify and approve the transactions described in the accompanying proxy statement which the Company and its board of directors have undertaken in connection with the plan of liquidation;

     3. To transact such other business as may properly come before the meeting.

     The board of directors currently knows of no other business to be presented by or on behalf of TMS.

     Only shareholders of record at the close of business on October 22, 2004 will be entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the meeting.

                                    IMPORTANT

     Your proxy is important to assure a quorum at the meeting. Whether or not you expect to attend the meeting, please vote in any one of the following ways:


Please note that all votes cast o call 1-800-758-6973 from the U.S. or Canada via telephone or the internet
must be cast before 11:59 p.m.   o log on to http://www.eproxyvote.com/tmss; or
(Central Time) on
December 15, 2004.               o mark, sign, date and promptly return the
                                   enclosed proxy card in the postage-paid
                                   envelope. It requires no postage if mailed in the United States.


                                          By Order of the Board of Directors


                                          DEBORAH D. MOSIER,
                                          President and Chief Financial Officer

Stillwater, Oklahoma
November 12, 2004

                                TABLE OF CONTENTS

                                                                           PAGE

SUMMARY.....................................................................1
GENERAL INFORMATION FOR THE SPECIAL MEETING.................................6
BACKGROUND OF THE COMPANY'S DECISION TO LIQUIDATE...........................8
RECOMMENDATION OF THE BOARD................................................12
DESCRIPTION OF ASSET PURCHASE AGREEMENT WITH PEGASUS.......................16
ABSENCE OF APPRAISAL RIGHTS................................................31
REGULATION DURING LIQUIDATION..............................................31
MATERIAL FEDERAL INCOME TAX CONSEQUENCES...................................31
CONTINGENCIES; CREDITORS; LITIGATION.......................................34
PROPOSAL 1.................................................................36
PROPOSAL 2.................................................................37


     THIS PROXY STATEMENT AND THE LETTER TO SHAREHOLDERS CONTAIN STATEMENTS THAT ARE NOT BASED ON HISTORICAL FACT AND ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. AMONG OTHER THINGS, THEY REGARD THE COMPANY'S LIQUIDITY, FINANCIAL CONDITION, OPERATIONAL MATTERS, CERTAIN STRATEGIC INITIATIVES AND ALTERNATIVES AND THEIR POTENTIAL OUTCOMES AND THE POTENTIAL VALUE OF THE COMPANY'S PROPERTY AND ASSETS. WORDS OR PHRASES DENOTING THE ANTICIPATED RESULTS OF FUTURE EVENTS, SUCH AS "ANTICIPATE," "BELIEVE," "ESTIMATE," "EXPECTS," "MAY," "NOT CONSIDERED LIKELY," "ARE EXPECTED TO," "WILL CONTINUE," "PROJECT," "COULD," AND SIMILAR EXPRESSIONS THAT DENOTE UNCERTAINTY ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THE METHODS USED BY THE BOARD OF DIRECTORS AND MANAGEMENT IN ESTIMATING THE VALUE OF THE COMPANY'S PROPERTY AND ASSETS DO NOT, WITH CERTAINTY, RESULT IN AN EXACT DETERMINATION OF VALUE NOR ARE THEY INTENDED TO INDICATE THE AMOUNT, IF ANY, A SHAREHOLDER MAY RECEIVE IN LIQUIDATION. OUR ABILITY TO BE DISMISSED FROM THE LITIGATION WITH NCS PEARSON, WHETHER AND AT WHAT PRICE WE CAN DISPOSE OF OUR REMAINING INTEREST IN THE DMR PATENT, THE AMOUNT AND NATURE OF ANY UNKNOWN CONTINGENT LIABILITIES, AND THE ABILITY TO COLLECT OUR RECEIVABLES ARE ALL FACTORS THAT MAY HAVE AN IMPACT ON THE AMOUNT, IF ANY, A SHAREHOLDER MAY RECEIVE IN LIQUIDATION AND WHEN SUCH DISTRIBUTION CAN BE MADE.

                                     SUMMARY

     This proxy statement contains information regarding the special meeting of shareholders of TMS, Inc., which we call the "Company." The board of directors is soliciting your proxy to encourage your participation in the voting at the special meeting and to obtain your support for the sale of the Company's Component Products Technologies business and a plan of liquidation.

     This summary does not contain all the information that is important to you. To fully understand the terms of the sale of the Component Products Technologies business to Pegasus Imaging Corporation and the plan of liquidation, you should carefully read the entire proxy statement. The plan of liquidation is attached as Appendix A to this proxy statement. We encourage you to read the entire plan.

What is the Company's business?
-------------------------------

We have been engaged in the computer software business since 1981 and became incorporated in 1990. We license computer software products to enable businesses to use document imaging to solve critical business problems. Our core business is, and substantially all of our revenue over the past five years has been derived from, our Component Product Technologies business which is comprised primarily of developing and licensing software toolkits and applications for document imaging and forms processing solutions. We have also developed certain assessment scoring products. Our development of these assessment scoring products resulted in us transferring certain scoring technology to and acquiring a 50% ownership interest in VSC Technologies, LLC, an entity that we formed with Measurement Incorporated in October 2002.

What is the purpose of the special meeting?
-------------------------------------------

At the special meeting we will ask you to approve the terms of the sale of the Component Products Technologies business to Pegasus Imaging Corporation and approve a plan of liquidation for the Company.

Why is this proposal being made?
--------------------------------

After considering many factors related to the historical financial performance of the Company, the financial forecasts and future prospects for its existing and planned new software products, the impact of the Sarbanes-Oxley Act of 2002 and the rising costs of being publicly-held, and various strategic alternatives potentially available to the Company, the Board determined that the best and most likely means for maximizing shareholder value and return, would be through a sale of the Company or substantially all of its assets to a third party. The Company through various business partners contacted potential third party buyers and engaged in various negotiations prior to recommending the proposals to sell the Company's Component Product Technologies business to Pegasus and to adopt a plan of liquidation for the Company.

Has the board made a recommendation with respect to the proposed liquidation?
-----------------------------------------------------------------------------

In connection with the Board approving the terms of the sale of the Component Products Technologies business to Pegasus Imaging Corporation and the plan of liquidation in August 2004, the Board determined that the sale and the plan are in the best interests of shareholders and recommends that you vote "FOR" their approval.

What will I receive in the liquidation?
---------------------------------------

In connection with approving the plan of liquidation we estimate that you will receive total liquidation proceeds of between $0.145 and $0.16 per share of our common stock that you own, which means that for every 1,000 shares that you own you could receive between $145.00 and $160.00. This range is based on certain assumptions and estimates. We have estimated that we will receive $2.2 million in the sale of the Component Products Technologies business to Pegasus and that we will receive $250,000 for our interest in VSC Technologies, LLC. See "Description of Asset Purchase Agreement with Pegasus - Purchase Price" for a more complete discussion. In determining the range, we have also estimated that costs incurred prior to a final liquidating distribution will not exceed $415,000. This amount includes estimates for (i) professional services related to sale agreements, these proxy materials, tax returns and similar items, (ii) fees paid to officers and directors for the oversight and implementation of the plan of liquidation,(iii) certain insurance premiums and (iv) certain taxes. Our estimate of liquidation proceeds does not currently include any amount related to certain DMR(R) patent license rights that we will retain after the sale to Pegasus. Our plan is to sell our DMR(R) patent license rights to a third-party and include any amounts received in the liquidation proceeds to our shareholders, however we do not expect such amount to be significant.

In addition to the unknowns related to the DMR(R) patent, the amount of proceeds ultimately received is dependent upon a number of conditions and events, many of which are beyond the power of the Company to control, including our ability to be dismissed from the litigation with NCS Pearson, the impact of our financial performance through September 30, 2004 on the final sale price to Pegasus, and the collection of our accounts receivable which will also impact the final sale price to Pegasus. Accordingly, we have developed an estimated contingency for unknown matters in an effort to account for such conditions and events; however no assurance can be given as to the accuracy of such reserve or actual amount of liquidation proceeds that will be available for distribution. A chart detailing the estimates and assumptions relied upon in determining the estimated range of liquidation proceeds can be found under the subheading "Distributions to Shareholders" under the heading "Description of Plan of Liquidation," on page 23.

What is the expected timing for distribution of the liquidation proceeds?
-------------------------------------------------------------------------

We currently cannot estimate the timing for distribution of the liquidation proceeds as it is primarily dependent upon our ability to be dismissed from the litigation with NCS Pearson and whether and at what price we can dispose of our remaining interest in the DMR patent which we cannot currently estimate. Our plan is to distribute all liquidation proceeds at one time in order to minimize transaction costs associated with processing, mailing and other related administrative costs. We anticipate that it will be a matter of months after the closing before we know if we can be dismissed from the NCS Pearson litigation. If we are not dismissed or cannot get leave to make a distribution, it could be a matter of years before there is a distribution.

What are the basic terms of the Asset Purchase Agreement?
---------------------------------------------------------

The Company will sell all of its assets associated with the Component Products Technologies business, which are substantially all of the Company's assets, including its cash, accounts receivable, name and goodwill, to a subsidiary of Pegasus Imaging Corporation. Pegasus and its subsidiary will assume all of the Company's ongoing obligations under existing customer agreements, as well as certain liabilities associated with office leases, employee expenses and accounts payable. The purchase price is subject to adjustment based on certain elements of working capital and adjustments thereto. We currently estimate that the purchase price will be $2.2 million (not including the liabilities assumed). A portion of the purchase price (approximately $600,000) will be payable in the form of a promissory note which will be due on the earlier of the date the Company liquidates or July 15, 2005. The note is subject to certain offsets primarily related to the collection of accounts receivable and final acceptance of custom software development by certain customers.

What will happen to the Company's interest in VSC Technologies, LLC?
--------------------------------------------------------------------

The Company has reached an agreement in principle with Measurement Incorporated, the other 50% owner in VSC Technologies, LLC, to sell its interest in the LLC in exchange for $250,000 and complete indemnification of the Company against the pending litigation with NCS Pearson. The Company anticipates the completion of a definitive agreement with Measurement Incorporated prior to the shareholders meeting and a closing simultaneously with the sale of Pegasus.

What are the potential tax consequences of a distribution?
----------------------------------------------------------

For federal income tax purposes, distributions to you under the plan of liquidation, including your pro rata share of the fair market value of any assets that are transferred to a liquidating trust, should not be taxable to you until they exceed the tax basis of your shares of common stock, and then should be taxable to you under federal law as a capital gain (assuming you hold your shares as a capital asset). You should consult your own tax advisor for a full understanding of the particular tax consequences of the liquidation to you.

Who is entitled to vote at the meeting?
---------------------------------------

Only shareholders of record at the close of business on the record date of October 22, 2004 are entitled to receive notice of the special meeting and to vote those shares of common stock that they hold on the record date. Each outstanding share of common stock is entitled to one vote on each matter to be voted on at the meeting.

What vote is required to approve the proposals?
-----------------------------------------------

The affirmative vote of at least two-thirds (2/3) of the outstanding shares of our common stock is required to approve our plan of liquidation and/or the sale of the Component Products Technologies business. Abstention, the failure to vote or a broker non-vote has the same effect as a vote against the sale of the Component Products Technologies business to Pegasus and the plan of liquidation.

If any other matter is properly submitted to the shareholders at the special meeting, it will be adopted by the affirmative vote of the holders of a majority of votes cast at the meeting.

How do I vote my shares?
------------------------

You may vote your shares at the special meeting in person or by proxy. To vote in person, you must attend the special meeting, and obtain and submit a ballot. A ballot will be provided at the meeting. In addition to attending the meeting and casting your vote in person, you may either:

     o Mark your selection on the enclosed proxy card, date and sign the card, and return the card in the enclosed envelope; or

     o Dial 1-800-758-6973 from the U.S. and Canada, enter your control number (found on your proxy card) and follow the voice prompts; or

     o Go to the following website: http://www.eproxyvote.com/tmss enter your control number and follow the simple instructions on the screen.

If you complete all of the proxy card except the voting instructions, then the designated proxies (Deborah D. Mosier and Arthur D. Crotzer) will vote your shares "FOR" the sale of the Component Products Technologies business to Pegasus and the plan of liquidation.

Can I change my vote after I return my proxy?
---------------------------------------------

You may change your vote at any time before your proxy is exercised by: (i) notifying the Secretary of the Company in writing of your revocation, (ii) submitting a later dated proxy or (iii) attending the special meeting and indicating that you intend to vote your shares yourself. If you attend the special meeting, Deborah D. Mosier and Arthur D. Crotzer still have authority to vote your shares in accordance with your instructions on the proxy unless you indicate at the special meeting that you intend to vote your shares yourself.

Do I have dissenters' rights?
-----------------------------

Shareholders have no statutory right to dissent from the liquidation or the asset sale.

What will happen if the sale to Pegasus or the plan of liquidation is not approved by shareholders?
--------------------------------------------------------------------------

If the plan of liquidation and/or sale of the Component Products Technologies business is not approved by shareholders at the special meeting, neither will be effective and the board will explore the alternatives then available for the future of the Company including but not limited to continuing to operate as a publicly-owned entity conducting operations in the ordinary course of business. The Company has expended considerable time, effort and expense in pursuing these opportunities and during this process has not developed new products although it has continued to maintain its existing products and customer base. If these transactions are not approved, there can be no assurance that there will be other opportunities that would result in the shareholders receiving more or any return and we believe the Company's working capital will continue to deteriorate and thus may impact its ability to fund its ongoing operations.

The Company has been delayed in completing the SEC review process prior to mailing this Proxy and as a result could not seek approval in time to close the transaction as originally anticipated. During these delays, TMS has lost some of its business development and project management and marketing employees. Instead of filling these positions while this transaction is pending, the Company reached an extension agreement with Pegasus which provides for Pegasus to provide certain of these functions to the Company pending a closing. The Company estimates that the fees and expenses to be paid to Pegasus will be between $60,000 and $80,000. These fees will not be payable if this transaction is actually closed by December 17, 2004. However, if the transaction is not approved by the shareholders, the Company will need to pay these management fees and expenses. The Company will then need to immediately try to fill the vacancies created by these resignations. The Company can provide no assurances that these vacancies can be filled in a timely manner.

Who can answer my questions?
----------------------------

If you have any questions regarding the liquidation or any other matters discussed in this proxy statement, please contact:

                      Deborah D. Mosier
                      206 West 6th Avenue
                      Stillwater, Oklahoma 74074
                      (405) 377-0880

                   GENERAL INFORMATION FOR THE SPECIAL MEETING

DATE, TIME AND PLACE

     The special meeting will be held in Room 119 of the Stillwater Public Library, 1107 South Duck, Stillwater, Oklahoma, on December 17, 2004 at 10:00 a.m. local time, and any adjournment or postponement of the meeting. This proxy statement and the accompanying Notice of Special Meeting of Shareholders and proxy card are first being mailed to shareholders on or about November 5, 2004.

PURPOSES

     At the special meeting, you will be asked to consider and vote upon the sale of the Component Products Technologies business to Pegasus Imaging Corporation and the plan of liquidation for the Company. The board of directors is not currently aware of any business to be acted upon at the special meeting other than as described in this proxy statement. If other matters are properly brought before the special meeting, however, the persons appointed as proxies will have authority to vote on those matters according to their discretion.

RECORD DATE FOR VOTING; NUMBER OF VOTES

     Only shareholders of record at the close of business on October 22, 2004 are entitled to receive notice of and to vote at the special meeting. On such date there were issued and outstanding 13,121,658 shares of common stock.

QUORUM

     A majority of the votes eligible to be cast represented in person or by proxy constitutes a quorum for the meeting. If a quorum is not present, the special meeting may be adjourned without further notice to a date not more than 30 days after the date of the original meeting at which a quorum is present, and shares represented by proxies may be voted for such adjournment.

     A broker non-vote occurs when a broker holding stock in street name returns an executed proxy but does not vote on the matter because the broker lacks discretionary authority from the beneficial owner to vote on that matter. The missing votes are deemed to be "broker non-votes." Shares present but abstaining and broker non-votes will be included in the number of shares present at the special meeting for purposes of establishing a quorum.

VOTING METHODS AND PROXIES

     You can vote on the matters to come before the special meeting as follows :

     o Mark your selection on the enclosed proxy card, date and sign the card, and return the card in the enclosed envelope; or

     o Dial 1-800-758-6973 from the U.S. and Canada, enter your control number (found on your proxy card) and follow the voice prompts; or

     o Go to the following website: http://www.eproxyvote.com/tmss enter your control number and follow the simple instructions on the screen; or

     o Attend the special meeting in person and cast your vote at the special meeting.

REQUIRED VOTE

     Once a quorum is present or represented by proxy at the special meeting, approval of the sale of the Component Products Technologies business to Pegasus and the plan of liquidation will each require the affirmative vote of at least two-thirds (2/3) of the outstanding shares of the common stock.

     At the close of business on October 22, 2004, the record date for determining those shareholders eligible to vote at the special meeting, there were 13,121,658 shares of common stock outstanding.

     Abstentions and broker non-votes will not be counted as votes and, therefore, have the same effect as votes against the proposal. As a result, the affirmative vote of at least 8,747,772 shares is required to approve the two proposals. Currently, the Board and management own approximately 1,120,786 shares and intend to vote in favor of the proposals. An additional 7,626,936 affirmation votes will be required.

REVOCATION OF PROXIES

     A shareholder may revoke a proxy given with respect to the special meeting at any time before it is voted at the special meeting by:

     -    filing with the Secretary of the Company a written revocation; or

     -    granting a duly executed proxy bearing a later date.

     A shareholder may revoke a previously delivered proxy by attending the special meeting and voting in person, but the presence (without further action) of a shareholder at the special meeting will not constitute revocation of a previously delivered proxy.

     Shareholders holding shares in street name at a broker or bank custodian must follow the procedures of such broker or bank custodian if they wish to revoke a previous voting instruction.

INFORMATION REGARDING TABULATION OF THE VOTE

     All proxies, ballots and votes tabulated at a meeting of our shareholders are confidential, and the votes will not be revealed to any of our employees or anyone else, other than the inspectors, unless it is necessary to meet applicable legal requirements. However, we intend to issue a press release stating whether or not the sale of the Component Products Technologies business to Pegasus and the plan of liquidation are approved at the special meeting.

SOLICITATION OF PROXIES AND EXPENSES

     The Company will bear the entire cost of soliciting proxies from our shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to those beneficial owners. The Company will reimburse persons representing beneficial owners of the shares of our common stock for their expenses in forwarding solicitation materials to those beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by the directors, officers or other employees of the Company. No additional compensation will be paid to the Company's directors, officers or other employees for these services. We have also retained Morrow & Company to assist in solicitation of proxies at an estimated cost of $15,000.

                BACKGROUND OF THE COMPANY'S DECISION TO LIQUIDATE

GENERAL DEVELOPMENT OF BUSINESS

     We have been engaged in the computer software business since 1981 and became incorporated in 1990. We license computer software products to enable businesses to use document imaging to solve critical business problems. Typically, businesses wish to solve these problems by electronically publishing and disseminating information. We offer or have offered customers the following imaging technology solutions and services:

          Component Product Technologies
          Software toolkits for:
          o  Image Viewing
          o  Image Enhancement
          o  Forms Processing
          o  Color Image Processing

          Software applications for:
          o  Web-based Image Viewing
          o  Image Enhancement for Black and White Images
          o  Image Enhancement for Color and Grayscale Images

          Assessment Scoring Products
          o  Virtual Scoring Center
          o  Digital Mark Recognition

          Services
          o  Custom Software Development, Consulting and Integration Services
          o  Data Capture and Conversion Services

     In October 2002, we acquired a 50% ownership interest in VSC Technologies, LLC, a new entity that we formed with Measurement Incorporated, a provider of writing and performance assessment hand-scoring services. VSC Technologies, LLC, was formed to further develop the Virtual Scoring Center technology and license it to those in the education market that can benefit from using image-based technology to score tests. We assigned all of our rights in the Virtual Scoring Center technology upon formation of the new entity.

FINANCIAL INFORMATION

Selected Financial Information. Following is financial information for the Company for the years ended August 31, 2000 through 2004. Selected information is derived from audited financial statements.

                                                                Fiscal Year ended August 31,
                                             2004           2003           2002           2001          2000
                                             ----           ----           ----           ----          ----
Revenue
    License and Royalties                1,757,093      2,348,913      2,724,221      3,029,794      2,807,989
    Customer Support and Maintenance       654,067        599,548        508,054        345,514        175,637
    Custom Software Development            437,700         34,240             --         39,921        359,184
    Document Conversion Services                --             --             --        204,173        259,439
    Other                                   78,212        134,710         95,571         22,200          3,000
                                       -----------    -----------    -----------    -----------    -----------

         Total Revenue                   2,927,072      3,117,411      3,327,846      3,641,602      3,605,249
                                       -----------    -----------    -----------    -----------    -----------

Operating (loss)                           (18,899)      (158,106)      (496,004)      (138,407)      (440,985)
                                       -----------    -----------    -----------    -----------    -----------

Net (loss)                                (265,571)      (483,062)      (416,140)      (104,302)      (396,558)
                                       -----------    -----------    -----------    -----------    -----------

Diluted (loss) per share                      (.02)          (.04)          (.03)          (.01)          (.03)
                                       -----------    -----------    -----------    -----------    -----------

Weighted average shares                 13,121,659     13,112,659     13,104,320     13,080,624     13,364,352
                                       -----------    -----------    -----------    -----------    -----------

Current Assets                           2,020,973      1,588,777      1,618,349      1,883,259      2,086,381
                                       -----------    -----------    -----------    -----------    -----------

Total Assets                             2,555,154      2,911,112      3,552,443      3,981,670      4,089,254
                                       -----------    -----------    -----------    -----------    -----------

Current Liabilities                        642,739        639,527        813,300        803,704        710,146
                                       -----------    -----------    -----------    -----------    -----------

Long-Term Liabilities                      119,049        213,773        198,269        227,376        262,831
                                       -----------    -----------    -----------    -----------    -----------

Total Liabilities                          761,788        853,300      1,011,569      1,031,080        972,977
                                       -----------    -----------    -----------    -----------    -----------


Financial Statements. The financial statements (Item 7) and Management's Discussion and Analysis or Plan of Operation (Item 6) included in the Company's most recent annual report on Form 10-KSB filed with the Securities and Exchange Commission for the Company's fiscal year ended August 31, 2004 is incorporated herein by reference. For your convenience, we are including a copy of the Form 10-KSB with this Proxy Statement.

ANALYSIS OF BUSINESS

     We have sustained losses in the last several fiscal years and our revenue has been flat or declining over that period of time. We have expended considerable capital in the development and marketing of products to support color-based document imaging and forms processing solutions, believing that the support of color document imaging would become a strong future prospect for the Company. While the use of color in document imaging is becoming more prevalent, it has not currently and is not expected to provide a significant revenue source to the Company in the near future or be enough to offset continued declines in revenue from our black and white document imaging and document viewing technologies which serve competitive and more mature markets.

     We also believed that our investment in assessment scoring technologies and the resulting formation of VSC Technologies, LLC offered opportunities for revenue growth, however the development of these products has taken longer than anticipated and the market for them has not materialized. Additionally, certain operating expenses have been increasing as a result of accounting and other compliance and reporting matters associated with the adoption and implementation of the Sarbanes-Oxley Act of 2002. The cost burden of being publicly-held has been significant to a company our size and such cost burden is difficult to justify if our business is not growing rapidly.

     In December 2003, the Company was projecting a $1 million loss for the upcoming fiscal year and believed that it would use up at least half of its existing cash. In the second half of the fiscal year, the Company secured approximately $503,000 in custom development contracts of which $468,000, or 93%, came from one customer. Because of these contracts and certain cost control measures that were implemented in the second quarter, the loss projected for fiscal year 2004 approximated only $266,000. The timing and extent of such custom development contracts are often difficult to predict, and the magnitude of the one significant customer contract is not typical or expected to recur based on the nature of our products and services.

     In general, the markets for our products are characterized by rapid technological advances and can be significantly affected by new product introductions and changing customer requirements. In addition, the computer software and education assessment fields are highly competitive with many competing companies in those industries. Our future success depends upon our ability to continue to improve existing products and to develop and introduce products with new or enhanced capabilities that address the increasingly sophisticated needs of our customers and keep pace with technological and competitive developments. We cannot assure you that we will be able to successfully develop and market new or enhanced products or respond effectively to technological changes or new product announcements by others. Any failure by us to anticipate or respond adequately to technological developments and customer requirements, or any significant delays in product development or introduction, could result in a material adverse effect on our business, operating results, cash flows and financial condition.

     Even though we have been faced with net losses over the past several years, we have been able to maintain our working capital position by absorbing a portion of these losses through certain non-recurring investing and financing activities. Such activities included: (1) a $250,000 cash sale of our Virtual Scoring Center technology to VSC Technologies, LLC, (2) receipt of $350,000 in cash pursuant to contractually required distributions from the VSC Technologies, and (3) receipt of approximately $240,000 in net cash upon the sale of the Company's headquarters building in December 2003 and pay off of the building mortgage.

NEW BOARD MEMBERS

     In June 2003, the shareholders elected Don Brown Jr., Deborah L. Klarfeld, and Henry H. Scherich to the Company's Board of Directors as replacements for the three prior board members Doyle E. Cherry, James R. Rau, M.D. and Marshall
C. Wicker who decided to not stand for reelection to the Board. Deborah L. Klarfeld, resigned as a Director and as President of the Company in August 2003 and Deborah D. Mosier who had previously served as President and was currently serving as Chief Financial Officer of the Company was appointed by the remaining two board members to serve as President and fill the vacancy left by Deborah L. Klarfeld. The remaining two Board members also sought to fill seats on the Board with persons they believed were qualified and had prior knowledge of the Company. As a result, Russell W. Teubner and Arthur D. Crotzer were appointed to fill two of these vacancies in December 2003.

     Russell W. Teubner served as Chairman of the Board of Directors of the Company from January 2000 through February 2002, and as a Director of the Company from March 1999 to March 2003. Mr. Teubner has served as Founder and Chief Executive Officer of HostBridge Technology since 1998. From 1983 to 1998, he served as Chief Executive Officer of Teubner & Associates, a software firm that he founded. Mr. Teubner also serves as a Director of Esker, S.A. (a publicly held French software company) and Southwest Bancorp (NASDAQ:OKSB). Mr. Teubner graduated from Oklahoma State University with a Bachelor of Science degree in Management Science and Computer Systems.

     Arthur D. Crotzer was employed by the Company in various technical management capacities from 1983 to 1999, and served as a Director and as the President and Chief Executive Officer of the Company from October 1997 to January 1999. Since October 2000, Mr. Crotzer has held a technical and business management position with Nomadics, Inc., a national technology research and development firm. From April 1999 to September 2000, Mr. Crotzer was Director of e-business Consulting Services for Netplex, Inc., an information technology services company. Mr. Crotzer earned a Bachelor of Science degree in math and physics from Austin Peay State University and a Master of Science degree in computer science from Oklahoma State University.

     The new Board then elected Deborah D. Mosier to serve as a Director in December 2003. Deborah D. Mosier has served as the Company's President since August 2003 and as the Principal Financial Officer since 1996. Ms. Mosier also served as the Company President from September 1999 through June 2002. She joined TMS in 1995 as Controller of Financial Operations and was appointed Chief Financial Officer in 1996. From 1989 to 1996, Ms. Mosier worked in the audit practice of KPMG LLP. Ms. Mosier received her Bachelor of Science Degree with a major in accounting from Oklahoma State University and is a Certified Public Accountant.

     The newly constituted Board wanted to assess the overall economic prospects, direction and goals of the Company. The Board reviewed the history of each of its core products, the expected life of those products, the development cost of new products, the revenue and expenses of the Company and other financial and operational matters related to the markets that we serve. The Board became concerned that without some ability to develop new products, form strategic alliances, or undertake some other strategic alternatives, the Company would continue to use up its excess cash and ultimately be in a position such that the shareholders would receive little, if any, return. As a result, the Board considered various alternatives and strategies available to the Company, including ways of reducing expenses, ways of increasing revenue, acquiring additional capital, "going private", selling the Company or some or all of its assets, and other alternatives.

     In January 2004, we retained Strategy Partners, an industry consultant, to begin contacting other companies that might have an interest in pursuing some strategic alternative with the Company. Management was also contacted by other industry players and others outside of the industry to assess opportunities for strategic relationships. This approximate nine-month process resulted in the Company entering into an Asset Purchase Agreement with PIC Acquisition, Inc. and Pegasus Imaging Corporation, dated as of August 5, 2004 (the "Pegasus Contract").

                           RECOMMENDATION OF THE BOARD

     After considerable review of the operational aspects of the Company including areas in which expenses could be reduced, areas in which revenues could be increased and the cost of developing new products, it was determined that the existing revenue base of the Company could not sustain itself without the infusion of additional capital to develop new products. This is because of the fixed overhead necessary to maintain the existing revenue base and comply with the various requirements of being a public company. The toolkit market is small and fractured and requires significant customer support, which keeps the Company's costs up.

     The Board considered the value of the various patents and other intellectual property rights of the Company, the value of its existing revenue stream and the ability to break into other markets such as education. The Company had various discussions with Strategy Partners, an industry consultant, regarding options available to the Company and the interest that other industry players might have in the Company. The Company had also been approached by Pegasus Imaging Corporation, a slightly larger imaging company that had expressed an interest in the Company's Component Product Technologies business. As a result, the Board of Directors appointed an independent review committee composed of Russell W. Teubner, Arthur D. Crotzer and Don Brown. The independent review committee excluded Mr. Scherich because of his affiliation with Measurement Incorporated and the anticipation that we could subsequently need to negotiate with Measurement Incorporated. The independent review committee began the process of reviewing the business and the strategic alternatives available to the Company. Mr. Scherich subsequently resigned from the Board in July, 2004.

     The independent review committee authorized the Company's officer to engage Strategy Partners to contact various industry players to determine their interest in purchasing the Company, its Component Products Technologies business, and/or some other strategic alternative with the Company. Debbie Mosier was also authorized to begin discussions with Pegasus Imaging Corporation. Through this process Strategy Partners identified and contacted approximately twelve (12) third parties who Strategy Partners believed would have an interest in some strategic arrangement with the Company. Additionally, the Company was contacted by approximately seven (7) other industry or non-industry players, including Pegasus Imaging Corporation. The Company also began negotiations with Measurement Incorporated regarding possibilities for addressing its interest in VSC Technologies, LLC in the event that either a potential purchaser of the Company was a competitor of Measurement Incorporated (which would give Measurement Incorporated certain rights to acquire the VSC Technology) or any third party was not interested in the VSC Technology.

     Through this process the Company had initial discussions with at least fifteen (15) potential acquiring companies. The Company also had two (2) bona fide offers for the Component Product Technologies Business, including Pegasus, and one (1) discussion about an offering price for the entire Company. Of these, the offer from Pegasus Imaging Corporation coupled with the sale of our interest in VSC Technologies, LLC to Measurement Incorporated, was the best offer based on price.

     The final purchase price from both Pegasus and the other party was dependent upon financial performance and related working capital balances through a defined future date. At the time that we entered into final negotiations with Pegasus, the other offer for our Component's business was estimated to be approximately $175,000 to $350,000 lower than the offer from Pegasus and was expected to have higher transaction costs primarily because of broker fees. The other party continued to raise its offer throughout our entire negotiations with Pegasus; however the price was never high enough to justify the additional transaction costs that would have been required to start developing a new contract and pay the broker fees.

     With respect to our discussions with another party about an offering price for the entire Company, the initial offer was $0.06 per share plus an undefined earn-out that would be payable to shareholders over some period of time. That party eventually offered $0.13 per share with no earn-out; however, that price was still lower than what the Board estimated it could distribute to shareholders based on the combination of the sale to Pegasus and the sale of our LLC interest to Measurement Incorporated.

     In addition to the comparison of the other offers as described above, the Board evaluated the overall offer from Pegasus Imaging Corporation based on the revenue stream from its Component's business, the assumption of liabilities which the Company would otherwise continue to have, the unpredictable nature of our Component's business, the history of operating losses, the costs burden of continuing to operate as a publicly-held company, and the limited interest from other parties.

     Through the process described above, the independent review committee met either in person or by conference call twelve (12) times over a nine month period and continually evaluated changes in the business and various alternatives for the Company. The independent review committee decided not to obtain a fairness opinion under these circumstances. It believed that such a fairness opinion may cost anywhere from $25,000 to $50,000 and would directly reduce the amount of cash available for distribution to the shareholders. Additionally, because (1) the committee believes that it conducted a thorough job of contacting those industry players who would have an interest in the Company and its business, evaluated the revenue streams and other assets of the Company and obtained various offers all of which confirmed the price ultimately negotiated with Pegasus Imaging Corporation, and (2) the Company has the ability to terminate the Pegasus Contract if a better offer is made after the public announcement of this transaction, the committee believes that such a fairness opinion did not justify the reduction in the amount ultimately available to the shareholders.

     With respect to the value of the Company's interest in VSC Technologies and its assets related to the Virtual Scoring Center software, the committee believes that the value of the indemnification in the NCS Pearson litigation was significant, but that these assets would be extremely difficult, if not impossible, to value because of the uniqueness of the relationship with Measurement Incorporated and its rights to the technologies once they were developed. The cash purchase price of $250,000 which the Company will receive under the plan of liquidation and the transaction with Measurement Incorporated is equivalent to the initial purchase price that the Company and Measurement Incorporated each invested upon formation of VSC Technologies, LLC. The Company and Measurement Incorporated negotiated the initial purchase price on an arms-length basis at that time. Additionally, the Company will have been paid all but approximately $200,000 for its development work done since the formation of VSC Technologies, LLC and has been indemnified and will continue to be indemnified by Measurement Incorporated against the lawsuit with NCS Pearson. The committee therefore believes that the value being received for these assets is also fair.

     The Board discussed the possibility of pursuing business and investment opportunities other than liquidation; however, it determined that such activities were too speculative to justify the risk of continuing to operate as a corporate shell and bear the cost of being publicly held. Accordingly, the Board decided to recommend liquidation of the Company to its shareholders as the best option for obtaining value from the Company.

     The members of the independent review committee of the board of directors also considered the following potentially negative factors in their deliberations concerning the liquidation:

     - There could be no assurance that the Company would be successful in disposing of its assets at amounts equal to or exceeding the estimated values or that these dispositions would occur as early as expected;

     - If the sale and plan are approved and implemented, shareholders will no longer participate in any future earnings or growth of the Company's assets or benefit from any increases in the value of the Company's assets once such assets are sold;

     - A transaction involving sale of the Company's assets and subsequent liquidation as opposed to a business combination whereby a third party would acquire the entire Company, would involve a longer pay-off process and require the Company to incur potentially larger administrative and other costs.

     Based on the process that the board and management undertook to identify strategic alternatives for the Company, their analysis of the current and historic financial condition and results of operations of the Company, as well as the prospects and strategic objectives of the Company, including the risks involved in achieving those prospects and objectives, and the current and expected conditions in markets in which the Company operates, the Board of Directors recommends that you vote "FOR" the proposal for a plan of liquidation, and to ratify and approve the transactions described in the accompanying proxy statement which the Company and its board of directors have undertaken in connection with the plan of liquidation.


              DESCRIPTION OF ASSET PURCHASE AGREEMENT WITH PEGASUS

                                     GENERAL

     The Board is proposing the sale (the "Sale") of the Component Products Technologies business to Pegasus and its subsidiary (collectively, the "Buyer") pursuant to the Pegasus Contract for approval by the shareholders at the special meeting. Subject to shareholder approval, the Sale was approved by the Board of Directors on August 4, 2004 in connection with the approval of the Plan of Liquidation and Dissolution which is further described in this proxy statement. Certain material features of the Asset Purchase Agreement with PIC Acquisition, Inc. and Pegasus Imaging Corporation as extended by a letter agreement effective October 16, 2004 (the "Pegasus Contract") along with a discussion of the development of Pegasus' business and selected financial information are summarized below.

       GENERAL DEVELOPMENT OF BUSINESS AND SELECTED FINANCIAL INFORMATION
                         FOR PEGASUS IMAGING CORPORATION

     Pegasus Imaging Corporation, a privately-held company founded in 1991, is a supplier of image compression technologies and digital imaging utilities. The company has launched several new products during each year of business to offer solutions for viewing, scanning, printing, barcode, OCR, ICR, OMR, MICR, CAD viewing, compression (including JPEG2000, JPEG, wavelet, TIFF and lossless JPEG) and more. Primary markets served include Document, Medical, Photo, Video and Embedded Solutions.

     Since inception, Pegasus has been successful in growing its business both organically and through mergers and acquisitions. Its goal is to find companies or assets in the imaging industry that have the potential to add significant value in customer base, science and technology, or imaging expertise. In 1993 Pegasus acquired Applied Multimedia Technologies (Atlanta, GA) for its JPEG compression algorithm and image editing technology. In 1997 Pegasus acquired ImageFX (Rochester, NY), Imagine Software Solutions (Cincinnati, OH) and Rivet Software (Atlanta, GA) in a single subsidiary transaction (later merged into the parent) to create a new component products group as an easier to use "toolkit" platform for Pegasus technology and reach a broader market of application developers. In 2001 Pegasus purchased the ICR/OCR/OMR/Barcode intellectual property and source code from a software technology company, Gentriqs GmbH (Frankfurt, Germany). The acquisitions in 1993 and 1997 were stock for stock transactions, however Pegasus ultimately repurchased the stock through a combination of cash and notes payable and at August 31, 2004 owed approximately $237,000 against a note, which is payable in monthly installments over the remaining life of 36 months. The transaction in 2001 was a cash purchase.

     Our agreement with Pegasus provides for our Component Products Technologies business to be acquired via a combination of cash and issuance of a short-term promissory note. Based on the estimated purchase price of $2.2 million, we expect to receive cash of $1.6 million at closing and secure a promissory note for the remaining $600,000. Pursuant to the terms of the agreement, the note will bear interest at prime rate and must be payable within 15 days after the date of liquidation has been set, with such date being set by the Company in its sole an absolute discretion after January 31, 2005, or by August 15, 2005, whichever is earlier. Pegasus is a privately-held company and for competitive reasons does not publicly disclose its financial statements, however the following includes certain unaudited selected information about Pegasus that may be relevant to your evaluation of the proposals included in the accompanying proxy statement.

     At Pegasus' most recent balance sheet date of August 31, 2004, current assets were reported at $1.5 million and current liabilities at $31,000. As of that date, current assets included almost $1 million in cash and $460,000 in trade accounts receivable. In April 2004, Pegasus secured an approximate $1.8 million mortgage on a building which will replace the existing rented facility that houses its corporate headquarters and main operations in Tampa, Florida. Other than the recent mortgage obligation, Pegasus has been able to meet its financial obligations using cash generated from its own operations and without any short or long-term borrowing since 1997. The Board considered these factors along with length of time Pegasus has been in business, its history of acquisitions and the short-term period of the note when making the final decision to allow for the issuance of a note to Pegasus.

     Following is unaudited selected financial information of Pegasus for the year ended December 31, 2003 and the 8 month period ended August 31, 2004.


                                             August 31, 2004  December 31, 2003
                                             ---------------  -----------------
Cash and cash equivalents                       $  963,043      $1,244,305
Accounts receivable                                462,898         257,703
Other current assets                                28,087          33,094
                                                ----------      ----------
  Total current assets                           1,454,028       1,535,102

Property & equipment                             2,204,222          13,199
Other long-term assets                             917,856         974,305
                                                ----------      ----------
   Total assets                                  4,576,106       2,522,606


Current liabilities                                 31,127          10,449
Note payable to shareholder                        237,500         287,500
Mortgage payable                                 1,847,054
                                                ----------      ----------
   Total liabilities                             2,115,681         297,949

Shareholders' equity                             2,460,425       2,224,657
                                                ----------      ----------
   Total liabilities and shareholders' equity   $4,576,106      $2,522,606
                                                ==========      ==========


                                 SALE OF ASSETS

     The Company will sell and the Buyer will purchase the assets used by the Company in the Component Products Technologies Business, which includes developing, selling, and maintaining custom and standard imaging software products and services. The Buyer will also purchase the Component Products Technologies Business as a going concern. The Company will retain the assets which it currently uses in relation to the business of developing, selling and maintaining scoring products as well as its interest in VSC Technologies, LLC and an exclusive, but very limited, royalty free license to the patent rights (including the underlying source code) for the Company's DMR(R) technology on the terms and conditions to which the Company and the Buyer agree, the material terms of which are described under "RESERVATION OF RIGHTS" below.

                                 PURCHASE PRICE

     The final amount of the purchase price, which is currently estimated at $2.2 million (not including the liabilities assumed), will be based on a minimum purchase price of $2.0 million plus the amount by which certain elements of its working capital exceed $1.4 million as of September 30, 2004. The significant elements of working capital primarily include cash and cash equivalents, accounts receivable, trade accounts payable, and accrued payroll expenses and are expected to result in a net balance of $1.6 million at September 30, 2004 which would add $200,000 to the $2.0 million minimum purchase price. The final purchase price is subject to increase or decrease based on whether the collections of certain accounts receivable through the planned liquidation date are higher or lower than an established reserve for uncollectible accounts. The Buyer will pay at least $1.6 million of the final amount in cash so long as the Company's cash balance is at least $1.2 million at the time of closing and will pay the remaining amount in the form of a promissory note. The amount, if any, by which the cash balance falls below $1.2 million at the closing date will be added to the promissory note and not impact the total purchase price. The note must be paid either fifteen (15) days after the date on which the Company sets the liquidation date or August 15, 2005, whichever is earlier. The note provides the Buyer the right of offset or reduction to protect the Buyer against the accounts receivables that is purchased by the Buyer if not collected or collectable. All amounts remaining uncollected at the time of payment of the Note are a direct reduction of the Note and will therefore reduce the proceeds received by the Company. The Company estimates that its accounts receivable at September 30, 2004 will approximate $439,000, of which 56% is due from one customer who has contributed significantly to our business over the past five years and for which collection has not been an issue. The Company also has a history of strong collections from other customers and estimates that its reserve for uncollectible accounts at September 30, 2004 will approximate only $4,000. No assurance can be given, however, as to the adequacy of the reserve and final collection amounts. The Buyer can also offset or reduce the note for any matters that the Company is required to indemnify the Buyer for, such as breaches of representations in the Pegasus Contract.

     In addition to the purchase price described above, the Buyer will assume the liabilities of the Company which are related to the purchased assets. This amount is currently estimated at $700,000 and consists primarily of certain office leases, selected employee expenses, accounts payable and certain customer support and maintenance obligations.

     The terms surrounding the purchase price and assumption of liabilities were based on negotiations between the officers, directors and legal and financial advisers from the Company and Pegasus. The Board considered various factors in finalizing such terms, including historical financial results, expectations about the Company's future financial results, the timing of the transaction, and the amount per share that could potentially be distributed to shareholders after payment of costs associated with the sale and implementation of the liquidation.

                                 VSC OBLIGATIONS

     Under its agreements related to VSC Technologies, LLC, the Company is obligated to complete certain projects related to the Virtual Scoring Center technology. The Buyer has agreed to use its employees, on a cost-recovery basis, to timely complete these projects which are in progress or not completed prior to the closing of the Sale through December 31, 2004. In addition, the disposition of the Company's interest in VSC Technologies, LLC is a condition to its obligation to close the Sale.

                                    EMPLOYEES

     The Buyer has agreed to offer full-time employment to certain key employees of the Company and all full-time employees of the Company on terms substantially equivalent to their existing arrangements. Key employees for purposes of this section include Chris Hinchey, Director Software Engineering; Donald Jones, Vice President of Sales, who resigned from the Company effective September 24, 2004; Richard P. Scanlan, Software Sales Engineer; and Garland S. Taylor, Senior Software Engineer.

                               COMPETING PROPOSALS

     The Company agreed not to solicit or initiate inquiries, discussion, negotiations, or proposals with or from any person related to a business combination transaction involving the Component Products Technologies business or the purchased assets. However, the Company reserved the right to accept and give reasonable responses to competing proposals, to negotiate with competing purchasers (after notice to Buyer) if the failure to act would be inconsistent with the fiduciary duties of the board of directors and to terminate the Pegasus Contract if the Company's board determines that a competing proposal is more favorable than the Pegasus Contract. If the Company terminates the Pegasus Contract on the basis that a competing proposal is more favorable, it must pay the Buyer a termination fee in the amount of $80,000.

                              RESERVATION OF RIGHTS

     Prior to the liquidation date, the Company has reserved the right to use its current assets and the Company will have access to the company records for purposes of dissolving and liquidating the Company. If the expenses associated with this use exceed $2,500 per month, the Company must pay the Buyer the excess. The Company has also reserved the right to use the name "TMS" until February 28, 2005.

     The assets to be acquired by Pegasus include the patent rights to the Company's DMR technology. The Company will, however, retain an exclusive royalty free license to use and modify the DMR technology in the education market only. This license will also be subject to the rights in the education market held by Measurement Incorporated. The license retained by the Company will only have a narrow application in the market. The Company is marketing the license to interested parties, but there can be no assurance that it can realize any significant value for this license.

              CONDUCT OF BUSINESS PRIOR TO THE CLOSING OF THE SALE

     Between the date of the Pegasus Contract and the closing of the asset purchase, the Company must obtain the Buyer's consent prior to taking certain actions such as acquiring or disposing of material assets, changing its accounting method or waiving or releasing any material rights or claims.

     Effective October 16, 2004, the Company and Pegasus mutually agreed to extend the closing date for the Sale from November 15, 2004 to no later than December 15, 2004. Such extension was necessary because of unanticipated delays, outside of the control of both the Company and Pegasus, in completing the SEC review process prior to mailing this Proxy. In addition to extending the Closing date, Pegasus has also agreed to provide management services for the benefit of the Company from October 16, 2004 through the Closing date. Such management services are necessary because the Company needs to fulfill responsibilities left vacant by certain key business development and product management and marketing employees that have recently resigned from the Company. Because of Pegasus' experience in the industry and markets in which the Company operates, and based on the fact that beginning October 1, 2004 substantially all revenue and expenses accrue to Pegasus if the Sale is approved, the Company believed that the most effective means for continuing the operations of the Company was through contracting with Pegasus for such services. The Company has agreed to pay Pegasus a fee for management services of $1,000 per calendar day. The Company estimates that fees and expenses for such services, which will primarily cover management time and travel, will range from $60,000 to $80,000 through the Closing date. Such fees and expenses will not reduce the amount of estimated cash distribution to the shareholders if the Sale and Plan of liquidation are approved, nor increase the estimated cost of liquidation if this transaction closes.

                      CONDITIONS TO CLOSING AND TERMINATION

     The Company's obligation to close the Sale is conditioned on the occurrence of certain events, including but not limited to (1) shareholder approval, as required by the Company's bylaws and certificate of incorporation, and (2) the sale or disposition of the Company's interest in VSC Technologies, LLC.

     The Company can terminate the Pegasus Contract in three situations. First, if the Sale is not closed by December 15, 2004, the Company may terminate the agreement. Second, if the Buyer is in material breach of the agreement, the Company may terminate. Third, as described above, if the Company receives a competing proposal, the board determines it to be more favorable to the Company than the Pegasus Contract, and the Company pays the Buyer a fee of $80,000, then the Company may terminate the agreement.

     The Buyer can terminate the Pegasus Contract if the Sale is not closed by December 15, 2004 or if the Company is in material breach of the agreement.

                          INDEMNIFICATION; LIQUIDATION

     The indemnification obligations of the Company and/or the Buyer (as applicable) are limited in two ways. First, claims must be made within one year after closing or the date on which the Company liquidates, whichever is earlier. Second, the Company is obligated to indemnify the Buyer only to extent the Buyer's claims exceed $25,000.

     The date on which the Company liquidates is a measuring date for a number of purposes in the Pegasus Contract. This date will be determined by the Company (pursuant to the plan of liquidation) but for purposes of the agreement it may not occur prior to January 31, 2005. Generally, the representation and warranties made by each of the Company and the Buyer continue in effect until the earlier of the date the Company liquidates or one year after the closing of the Sale.

                   DESCRIPTION OF PURCHASE AND SALE AGREEMENT
                          WITH MEASUREMENT INCORPORATED

                                     GENERAL

     Our Board of Directors has approved an agreement in principle with Measurement Incorporated ("MI") pursuant to which, as a part of the Company's plan of liquidation, the Company would divest its interest in VSC Technologies, LLC in exchange for a cash payment of $250,000 and MI agreeing to indemnify and hold the Company harmless with respect to and in all claims, expenses and damages arising out of the infringement lawsuit involving NCS Pearson. You are not being asked to approve or disapprove of this transaction, but you should consider it in approving or disapproving the other proposals before you. All of our interest in the Virtual Scoring Center Technology which we have been developing for VSC Technologies, LLC will be included in such sale or terminated.

                   SALE OF INTEREST; TERMINATION OF AGREEMENTS

     The Company will sell either to MI or back to VSC Technologies, LLC all of its 50% membership interest in VSC Technologies, LLC. This will result in MI owning all of VSC Technologies, LLC. The Company will not retain any rights therein. As part of this transaction, all of the existing agreements between the Company and VSC Technologies, LLC or MI will be terminated. The Company will, however, enter into new licensing agreements and maintenance support agreements with MI and VSC Technologies, LLC. These licensing and maintenance agreements will become part of the assets which are being purchased by the Buyer and the obligations under those agreements will be assumed by the Buyer.

                                 INDEMNIFICATION

     We are a party to a lawsuit involving the Virtual Scoring Center technology we transferred to VSC Technologies, LLC when it was formed. We do not believe the Virtual Scoring Center technology infringes any patents or rights of NCS Pearson, Inc. and were designed to avoid any such infringement. Nonetheless, NCS has alleged that certain aspects of the Virtual Scoring Center technology infringes on certain patent rights of NCS Pearson, which we have and continue to deny. There is currently pending in the United States District Court for the Eastern District of North Carolina a lawsuit involving these allegations to which MI, VSC Technologies, LLC and the Company are parties. Discovery is commencing in this case and we expect the cost of the defense of this matter to escalate dramatically. When VSC Technologies, LLC was originally formed, MI agreed to indemnify the Company for costs associated with these actions, however, there was a dollar limit placed on its obligation and, under this original agreement, the Company would be liable for anything over and above that. We believe that the cost of defense of this matter if it goes through all stages of litigation could exceed the previously agreed dollar limit. NCS Pearson has claimed that the infringement of its patents was willful, which we have always denied in addition to denying that there is any infringement, but, if infringement is found and it is found to be willful, NCS Pearson would be entitled to treble damages plus its attorneys fees. We cannot estimate the extent of any potential damages, but, the attorney's fees alone could be over $1 million.

     As a result, because of this pending action and the alleged liability of the Company, NCS Pearson may object to the Company making any distribution to its shareholders until such lawsuit has been resolved. This could take years, unless the case is settled. The Company, therefore, desired to obtain a complete indemnification from MI. This would allow the Company to be in a better position to make an immediate distribution to its shareholders since NCS Pearson should not be adversely impacted by a complete liquidation of TMS if MI has agreed to pay all such amounts on behalf of the Company. No assurances, however, can be given as to when and how much the Company will in fact be able to distribute to the shareholders because of this pending lawsuit. The Company intends to seek leave to do so from the court in the event these transactions are approved and closed.

                           COOPERATION AND COORDINATON

     The Company has agreed with MI that it will continue to have a coordinator to assist MI in the ongoing discovery and defense of the lawsuit with NCS Pearson. In this regard, Deborah D. Mosier, the President and Chief Financial Officer will continue on a consulting basis to coordinate on behalf of the Company during its winding-up in assembling and organizing documents, responding to discovery request and identifying witnesses, among other things.

                     DESCRIPTION OF THE PLAN OF LIQUIDATION

     Our Board of Directors adopted resolutions on August 4, 2004 which authorized, subject to shareholder approval, the orderly liquidation of the Company's assets pursuant to the Plan. The Plan provides that, if the requisite shareholder approval is received (such time of approval deemed the "Effective Date"), our officers and directors will initiate the complete liquidation and subsequent dissolution of the Company. The Plan was adopted in connection with the approval by the Board of the sale of the Component Product Technologies business to Pegasus Imaging Corporation, which is subject to shareholder approval and is further described above and in Proposal 1 of this Proxy Statement. After the later of the Effective Date and the closing of a sale of substantially all the assets of the Company (such as the Sale), we will not engage in any business activities except for the purpose of preserving the value of our assets, prosecuting and defending suits by or against us, adjusting and winding up our business and affairs, selling and liquidating our properties and assets (including our intellectual property and other intangible assets), paying our creditors and making distributions to shareholders, in accordance with the Plan. In addition, after the Effective Date, we will file a certificate of dissolution with the Secretary of State of the State of Oklahoma (the "Secretary of State"). Once we file our certificate of dissolution, the Company would be dissolved. However, under Oklahoma law, the Company will continue to exist for a period of three years for the limited purpose of winding up our business.

     Unless required to do so by an Oklahoma court, the Company does not intend to hold an annual meeting for the election of directors after the filing of the certificate of dissolution and prior to any transfer of the Company's remaining assets and liabilities to a liquidating trust. The Company expects that a majority of its current directors will serve until the winding up is complete or until a liquidating trust is created, whichever is earlier. Section 4.06 of
Article IV of the Company's bylaws, as amended, provides that any vacancy on the board of directors, whether resulting from death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum. Consequently, we expect that any vacancies on the board that occur during the winding up period will be filled by the remaining directors in accordance with the Company's bylaws, as amended. Under Section 1100 of the Oklahoma General Corporate Law ("OGCL"), an Oklahoma district court may, upon application showing "good cause" by any stockholder, creditor or director of the Company or any other person who shows good cause, appoint a trustee or receiver for the purpose of taking charge of the winding up of the affairs of the Company. Although the Company is not aware of any cases in Oklahoma interpreting this statute, other courts applying similar statutes have found "good cause" to exist where it was determined that the appointment of a trustee or receiver was necessary to protect the interests of stockholders and creditors.

     Our Board of Directors may, at any time, transfer to a liquidating trust our remaining assets in order to complete the liquidation and distribution of our assets to our shareholders pursuant to the Plan. The liquidating trust would then succeed to all of the assets, liabilities and obligations of the Company. Our Board of Directors may appoint one or more of its members to act as trustee or trustees of such liquidating trust. If, however, all of our assets are not distributed within three years after the date our certificate of dissolution is filed with the State of Oklahoma, we will transfer our remaining assets to a liquidating trust. Your approval of the Plan will also constitute your approval of any appointment and compensation of such trustees. In the event of a transfer of assets to a liquidating trust, we would distribute, pro rata to our shareholders, beneficial interests in the trust.

     During the liquidation of our assets, we may pay to our officers, directors, employees and agents, or any of them, compensation for services rendered in connection with the implementation of the Plan. Your approval of the Plan will constitute your approval of the payment of any such compensation.

CESSATION OF BUSINESS ACTIVITIES

     Pursuant to the Plan, after the later of Effective Date and the closing of a sale of substantially all of the assets of the Company, we will not engage in any business activities except for the purpose of preserving the value of our assets, prosecuting and defending suits by or against us, adjusting and winding up our business and affairs, selling and liquidating our properties and assets and making distributions to shareholders in accordance with the Plan.

LIQUIDATION OF ASSETS

     After the Effective Date, as provided for in the Plan, we will sell, transfer, or otherwise dispose of all of our property and assets, including our intellectual property and other intangible assets, to the extent, for such consideration and upon such terms and conditions as our Board of Directors deems expedient and in the best interests of the Company, and its shareholders, without the requirement of further vote or action by you. Our remaining assets and properties may be sold in bulk to one buyer or a small number of buyers or on a piecemeal basis to numerous buyers. We will not be required to obtain appraisals or other third party opinions as to the value of our properties and assets in connection with the liquidation. As part of the liquidation of our property and assets, we will collect, or make provision for the collection of, all accounts receivable, debts and claims owing to the Company.

     After the sale of the Components Products Technologies Business to Pegasus and the sale of the VSC Technology assets to Measurement Incorporated, the only remaining asset of the Company will be the limited license of the DMR Patent. The Company will try to derive some value for this license, but does not expect it to be significant.

CERTIFICATE OF DISSOLUTION

     At such time as the Board of Directors determines, in its discretion, to be appropriate after the Effective Date, the officers of the Company will execute and file with the Secretary of State, a certificate of dissolution conforming to the requirements of Section 1096 of the OGCL(the "Certificate of Dissolution"). From and after the date such documents are accepted by the Secretary of State, the Company will be deemed to be completely dissolved, but will continue to exist for three years under Oklahoma law solely for the purposes of paying, satisfying and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up the Company's business affairs. The members of the Board of Directors in office at the time the Certificate of Dissolution is accepted for filing by the Secretary of State will have all powers provided to them under the OGCL and other applicable law.

PAYMENT OF DEBTS

     Prior to making any distributions to our shareholders, we will pay, or as determined by the Board of Directors, make reasonable provision to pay, all our claims and obligations, including all contingent, conditional or unmatured claims known to us. Following the Effective Date, the Board of Directors may establish a contingent claim reserve (the "Contingent Claim Reserve") and set aside into this reserve such amounts of our cash or property as our Board of Directors, in its discretion, determines is sufficient to account for unknown events, claims, contingencies and expenses incurred in connection with the collection and defense of our property and assets and the liquidation and dissolution provided for in the Plan. Following the payment, satisfaction or other resolution of all such events, claims, contingencies and expenses, any amounts remaining in the Contingent Claim Reserve would be distributed in accordance with the Plan. See "Contingencies; Creditors; Litigation" below.

DISTRIBUTIONS TO SHAREHOLDERS

     Following the payment or the provision for the payment of our claims and obligations, we will distribute pro rata to the holders of the Common Stock all of our remaining property and assets, in one or a series of distributions. We estimate that you will receive total liquidation proceeds of between $0.145 and $0.16 per share of our common stock that you own, which means that for every 1,000 shares that you own you could receive between $145.00 and $160.00. The following table sets forth a description of the items and estimated dollar amounts used to determine the estimated range of liquidation proceeds:


ESTIMATED PROCEEDS RECEIVED FROM:                                                               TOTAL        PER SHARE
----------------------------------------------------------------------------------------- ---------------   -----------
     Sale of our assets to Pegasus Imaging Corporation                                    $  2,200,000
     Sale of our LLC interest to Measurement Incorporated                                      250,000
                                                                                          ------------
                                                                                          $  2,450,000        $ 0.19
ESTIMATED DISBURSEMENTS PAID TO:
   Professional service providers for:
     o    Asset purchase and sale agreements                                              $     35,000
     o    Preparation and printing of proxy materials, proxy mailing and
          solicitation services, and special shareholder meeting costs                          40,000
     o    Accounting fees for preparation of tax returns and other related
          services associated with final disposition of assets                                  20,000
     o    Accounting and legal fees for audit of our August 31, 2004 financials
          statements, including cost of filing our 10-KSB                                       60,000
     o    Cash distribution to shareholders at the time of liquidation                          20,000

   Officers and directors beginning October 1, 2004, and for an approximate 36 month period thereafter, for services related to the oversight and implementation of
       the Plan                                                                                 45,000

   Debbie Mosier for severance pursuant to "Key Employee" agreement                             75,000

   Insurance provider for directors and officers discovery insurance policy                    100,000

   Applicable taxing authorities for alternative minimum taxes due for asset sales              20,000
                                                                                          ------------
                                                                                          $    415,000        $ 0.03

ESTIMATED MAXIMUM PROCEEDS AVAILABLE FOR DISTRIBUTION                                     $  2,035,000        $ 0.16
RESERVE FOR UNKNOWN MATTERS                                                                    130,000
                                                                                          ------------
ESTIMATED MINIMUM PROCEEDS AVAILABLE FOR DISTRIBUTION                                     $  1,905,000        $ 0.145


     Our estimate of liquidation proceeds does not include any amount related to certain DMR(R) patent license rights that we will retain after the sale to Pegasus because it is not currently estimable, and we do not expect such amount to be significant. Our plan is to sell our DMR(R) patent license rights to a third-party and include any amounts received in the liquidation proceeds to our shareholders. Our estimate of liquidation proceeds also does not include any contingency or reserve for the NCS Pearson litigation. As discussed under "Description of Purchase and Sale Agreement with Measurement Incorporated - Indemnification" and under "Contingency; Creditors; Litigation" NCS Pearson has alleged that the Company infringed certain patents of NCS Pearson. If the Company were in fact held liable, the damages could be material, but the Company has no way of estimating these damages at this time. Based on the agreement in principle with Measurement Incorporated, Measurement Incorporated will agree to indemnify the Company for any such liability. As a result, the Company has not reserved any amount for this contingency and such contingency will ultimately depend on the final outcome or settlement of the NCS Pearson litigation and the ability of Measurement Incorporated to satisfy these obligations.

POWERS OF BOARD AND OFFICERS

     Our Board of Directors and the officers are authorized to approve such changes to the terms of any of the actions referred to in the Plan, to interpret any of the provisions of the Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as our Board of Directors and the officers deem necessary or desirable in order to carry out the provisions of the Plan and effect the complete liquidation and dissolution of the Company in accordance with the OGCL and any rules and regulations of the Securities and Exchange Commission or any state securities commission.

CANCELLATION OF STOCK

     The distributions to our shareholders pursuant to the Plan will be in complete redemption and cancellation of all of the outstanding Common Stock. As a condition to any disbursement made under the Plan after the filing of the Certificate of Dissolution, the Board of Directors may require shareholders to surrender their certificates evidencing the Common Stock to us or our agent for cancellation. If a shareholder's certificate for shares of Common Stock has been lost, stolen or destroyed, such shareholder may be required, as a condition to the disbursement of any distribution under the Plan, to furnish to us or our agent satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other security or indemnity reasonably satisfactory to us.

RESTRICTIONS ON TRANSFER OF SHARES

     The Company will close its stock transfer books and discontinue recording transfers of Common Stock at the close of business on the record date fixed by the Board no more than twenty (20) days after the Effective Date (the "Dissolution Record Date"). The shareholders of record as of the Dissolution Record Date shall be deemed to have received the right to any distribution. Thereafter, certificates representing the Common Stock shall not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law. The proportionate interests of all of the shareholders of the Company shall be fixed on the basis of their respective stock holdings at the close of business on the Dissolution Record Date. After the Dissolution Record Date, any distributions made by the Company shall be made solely to the shareholders of record at the close of business on the Dissolution Record Date, except as may be necessary to reflect subsequent transfers recorded on the books of the Company as a result of any assignments by will, intestate succession or operation of law. The interests of the Company's shareholders in any distributions the Company might make shall only be transferred or assigned on the books of the Company by will, intestate succession or operation of law. Similarly, the interest of the Company's shareholders in any liquidating trust to which the Company may transfer its assets and liabilities will not be transferable except by will, intestate succession or operation of law.

LIQUIDATING TRUST

     If advisable for any reason to complete the liquidation and distribution of our assets to our shareholders, our Board of Directors may at any time transfer to a liquidating trust (the "Liquidating Trust") our remaining assets and obligations. The Liquidating Trust thereupon will succeed to all of our then remaining assets, including all amounts in the Contingent Claim Reserve, and any of our remaining liabilities and obligations. However, if all of our assets are not distributed within three years after the date our Certificate of Dissolution is filed with the State of Oklahoma, we will transfer all of our remaining assets to the Liquidating Trust. We are currently not aware of any circumstances other than the lapse of time which would cause the Company to transfer its remaining assets to a liquidating trust. However, circumstances could arise which would cause the Board of Directors to determine that it is in the best interest of the Company and its shareholders for the Company to transfer its assets and liabilities to a liquidating trust, including but certainly not limited to a situation where the Company could be relieved of certain state, local, or federal tax, securities or general corporate filing obligations. The sole purpose of the Liquidating Trust will be to prosecute and defend suits by or against us, to collect amounts, settle and close our business, to dispose of and convey our assets, to satisfy our remaining liabilities and obligations and to distribute our remaining assets to our shareholders. Any distributions made from the Liquidating Trust will be made in accordance with the provisions of the Plan. Our Board of Directors may appoint one or more of its members to act as trustee or trustees of the Liquidating Trust and to cause the Company to enter into a liquidating trust agreement with such trustee or trustees on such terms and conditions as the Board of Directors determines appropriate. Approval of the Plan by the shareholders also will constitute the approval by the shareholders of any appointment of the trustees and of the liquidating trust agreement between the Company and such trustees.

FIDUCIARY DUTIES AND SHAREHOLDER RIGHTS

     After the certificate of dissolution is filed and during the three-year period that the Company continues in existence, the Company's shareholders will continue to have the rights of shareholders provided by Oklahoma law, and the directors and officers will continue to have the same basic fiduciary duties as they did before the certificate of dissolution was filed. Additionally, if the Company transfers its assets and liabilities to a liquidating trust, any director or other person that is appointed as a trustee of the liquidating trust will have the fiduciary duties of a trustee under Oklahoma law, subject to any provisions, including any customary waiver and indemnity provisions which the board of directors determines is appropriate, in the liquidating trust agreement.

Including the compensation described in more detail below, the estimated costs associated with plan of liquidation primarily include the following:

                                  Cost                                                  Amount
                                  ----                                                  ------
Accounting fees for preparation of tax returns and other professional services ....   $ 20,000
Costs of administering cash distribution to shareholders at time of liquidation ...     20,000
Fees for officers and directors beginning October 1, 2004 and for approximately
  36 months for services related to the oversight and implementation of the Plan ..     45,000
Directors and Officers Liability Insurance ........................................    100,000
Contingency for unknown matters ...................................................     15,000
                                                                                      --------
Total .............................................................................   $200,000
                                                                                      ========


REPORTS TO SHAREHOLDERS

     The Company will continue to be required to file annual, quarterly, current and other reports and information with the Securities and Exchange Commission even after this transaction has been closed. The Company, however, intends, once it has filed its certificate of dissolution, to seek a waiver from staff of its obligation to continue to file its Annual Report on Form 10-KSB and its Quarterly Reports on Form 10-QSB, to minimize the cost to the Shareholders. In any event, the Company would continue to file current reports on Form 8-K to the extent necessary to keep the Shareholders informed as to any material developments relating to its winding up, dissolution and expected distribution.

COMPENSATION

     We may pay to our officers, directors, employees, agents and trustees, or any of them, compensation for services rendered in connection with the implementation of the Plan. Further, if deemed advisable by our Board of Directors, we may pay a "wind-down" consultant reasonable compensation for services rendered in connection with our liquidation and dissolution.

     Beginning on or about December 17, 2004, the board will retain Debbie Mosier as a paid consultant to assist with administrative and other matters required to implement the Plan. Compensation for such services will be based on a proration of her current annual salary of $150,000 in relation to the amount of time spent on such activities. The amount expected to be paid to Ms. Mosier through December 31, 2004 is $20,000. Subsequent to December 31, 2004 and for the thirty-six (36) month period thereafter, the Company currently expects that it will retain no more than a total of $10,000 as payment for such services.

     Additionally, the three outside directors will be paid regular board fees of $500 per month each from October 1, 2004 through December 31, 2004. Subsequent to December 31, 2004 they will be paid $100 per hour. The Company estimates that the cost attributable to fees for all outside directors for the thirty-six (36) month period beginning October 1, 2004 is approximately $15,000.

INDEMNIFICATION

     We will continue to indemnify our officers, directors, employees and agents in accordance with our Certificate of Incorporation, bylaws and any contractual arrangements as therein or elsewhere provided, and such indemnification shall apply to acts or omissions of such persons in connection with the implementation of the Plan and the winding up of our affairs. Our obligation to indemnify such persons may be satisfied out of any reserve for such contingencies or out of assets transferred to the Liquidating Trust, if any. Our Board of Directors and the trustees of any Liquidating Trust are authorized to obtain and maintain insurance as may be necessary to cover our indemnification obligations.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information regarding the beneficial ownership of shares of the Company's Common Stock as of October 22, 2004, by each shareholder known to the Company to be a beneficial owner of more than 5% of the Company's Common Stock. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of Common Stock.

     Name and Address             Amount and Nature of      Percent of
    of Beneficial Owner           Beneficial Ownership         Class
    -------------------           --------------------         -----

John Gentile                          785,600  (1)             6.0%
6045 Southwest 58th Court
Davie, Florida  3314

Russell W. Teubner                    677,450                  5.2%
5715 Woodlake Drive
Stillwater, Oklahoma 74074
---------------

(1) Includes 568,200 shares which are held by Mr. Gentile jointly with his mother, with whom he shares voting and investment power.

     The following table sets forth information regarding the beneficial ownership of shares of the Company's Common Stock as of October 22, 2004 by each director and executive officer individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of Common Stock.

     Name and Address             Amount and Nature of      Percent of
    of Beneficial Owner           Beneficial Ownership         Class
    -------------------           --------------------         -----

Directors:

Russell W. Teubner                    677,450                 5.2%
5715 Woodlake Drive
Stillwater, Oklahoma 74074

Don Brown, Jr.                        316,333   (1)           2.4%
7715 E. Highway 4
Grandview, Texas 76050

Arthur D. Crotzer                      80,000   (2)            .6%
1823 W. University
Stillwater, Oklahoma  74074

Director and Executive Officers:

Deborah D. Mosier                      47,000   (3)            .4%
5811 Trenton Ave.
Stillwater, Oklahoma 74074

All directors and executive
  officers as a group               1,120,783   (4)           8.5%
---------------

(1) Includes (i) 4,200 shares held by Mr. Brown's wife, Patricia, with whom he shares voting and investment power; and (ii) 132,236 shares held in a family limited partnership, of which Mr. Brown is the sole general partner and for which Mr. Brown has sole voting and investment power. Also includes 24,000 shares held by Mr. Brown's parents, for which Mr. Brown has sole voting and investment power, but disclaims beneficial ownership.

(2) All shares are held jointly with Mr. Crotzer's wife, Reta, with whom he shares voting and investment power.

(3) Includes 47,000 shares held by Ms. Mosier in joint tenancy with her husband, Gregory, with whom she shares voting and investment power. Excludes 102,000 shares subject to currently exercisable common stock options because the price per share of such options exceeds the total per share price expected to be distributed upon liquidation.

(4) Includes 47,000 shares as to which directors and executive officers share voting and investment power with others.


     As of the close of business on October 22, 2004, Cede & Co. owned of record but not beneficially, 8,900,488 shares (67.83%) of Common Stock. Cede & Co., the nominee for the Depository Trust Company, holds securities of record for participating financial institutions such as banks and broker/dealers.

                            MARKET FOR COMMON EQUITY

     Our common stock is traded in the over-the-counter market, and Pink Sheets LLC (formerly the National Quotation Bureau, Incorporated) quotes prices on the "pink sheets," and the NASD Non-NASDAQ OTC Bulletin Board. The following table sets forth the quarterly range of high and low bid prices of our Common Stock for fiscal years 2004 and 2003. The quotations are inter-dealer prices without retail markups, markdowns, or commissions and may not represent actual transactions. The source of such quotations is Pink Sheets LLC.


                                         Bid Prices
Fiscal 2004                         High            Low
--------------------------- --------------- ---------------

First Quarter                     $  0.13           0.10
Second Quarter                       0.15           0.08
Third Quarter                        0.10           0.08
Fourth Quarter                       0.13           0.10

Fiscal 2003                         High             Low
--------------------------- --------------- ---------------

First Quarter                     $  0.16           0.14
Second Quarter                       0.14           0.09
Third Quarter                        0.11           0.08
Fourth Quarter                       0.11           0.07


                           ABSENCE OF APPRAISAL RIGHTS

     Under the OGCL, our shareholders are not entitled to appraisal rights or to any similar rights of dissenters for their shares of Common Stock in connection with the approval or consummation of the transactions contemplated by the sale of the assets to Pegasus or the Plan of Liquidation.

                          REGULATION DURING LIQUIDATION

     Except for filing of the Certificate of Dissolution and compliance by the Company with the applicable rules and regulations of the Securities and Exchange Commission, no United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the sale of the assets to Pegasus or the liquidation. The Company may seek the approval of the court related to the litigation involving NCS Pearson, Inc. described under "DESCRIPTION OF PURCHASE AND SALE AGREEMENT WITH MEASUREMENT INCORPORATED - INDEMINIFICATION."

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following discussion is a general summary of the federal income tax consequences that may result from our liquidation and the distribution of our assets to our shareholders pursuant to the Plan and in accordance with the provisions of the Internal Revenue Code as currently in force. This summary does not discuss all aspects of federal income taxation that may be relevant to a particular shareholder or to certain types of persons subject to special treatment under federal income tax laws (for example, life insurance companies, tax-exempt organizations or financial institutions) and does not discuss any aspects of state, local or foreign tax laws that may apply to a particular shareholder. Because distributions pursuant to the Plan may occur at various times and in more than one tax year, no assurances can be given that the tax treatment described herein will continue to apply unchanged at the time of later distributions. SHAREHOLDERS ARE URGED TO CONSULT THEIR PERSONAL TAX ADVISORS AS TO THEIR OWN TAX SITUATION.

CONSEQUENCES TO THE COMPANY

     After adoption of the Plan, we will continue to be subject to federal income tax on our income until we complete the distribution of all of our cash and other properties to shareholders or to liquidating trusts which are approved by the shareholders. The Company will recognize gain or loss on each of the assets it sells in an amount equal to the difference between its tax basis in the asset and the amount received with respect to such asset. The Company may be able to utilize certain deductions and tax operating loss carryforwards to reduce the amount of any gain to the Company. At August 31, 2004, the Company estimates that it will have at least $2.5 million of tax operating loss carryforwards. There may be limitations on the amount of these loss carryforwards which the Company could use in a particular tax year.

CONSEQUENCES TO THE SHAREHOLDERS

     If we make liquidating distributions with respect to our outstanding Common Stock, each shareholder may recognize gain or loss equal to the difference between (i) the sum of the amount distributed to such shareholder, and (ii) the shareholder's tax basis in his or her shares of Common Stock. Provided the shareholder holds the shares of Common Stock as capital assets, gain or loss recognized by a shareholder will be capital gain or loss and will be long-term if the shareholder's holding period for the shares of Common Stock is more than one year, and short-term if such holding period is one year or less.

     If our assets are insufficient to permit us to make liquidating distributions with respect to our outstanding Common Stock, each shareholder may be entitled to claim a loss to the extent of that shareholder's tax basis at the time it becomes certain that no such distributions will be made. Additionally, if the total amount we distribute in liquidation is less than a shareholder's tax basis in his or her shares of Common Stock, that shareholder may be entitled to claim a loss in the amount of the shortfall. Provided the shareholder holds the shares of Common Stock as capital assets, any loss will be a capital loss and will be long-term if the shareholder's holding period for such shares of Common Stock is more than one year, and short-term if such holding period is one year or less.

     A shareholder's gain or loss will be computed on a "per share" basis. Each shareholder must allocate liquidating distributions from the Company, if any, equally to each share of Common Stock and compare the allocated portion of each liquidating distribution with the shareholder's tax basis in each such share. Although the Company currently intends to make a single distribution in liquidation, if a distribution is made in installments or if multiple distributions are made, each shareholder would be required to first recover the shareholder's tax basis in each share before recognizing any gain or loss. Thus, each shareholder may recognize gain on an installment only to the extent that the aggregate value of the installment, and all prior installments the shareholder received with respect to any share of Common Stock, exceeds the tax basis in that share, and may recognize a loss with respect to any share of Common Stock only when the shareholder has received the final installment and the aggregate value of all liquidating distributions from the Company with respect to that share of Common Stock is less than the shareholder's tax basis in such share.

LIQUIDATING TRUST

     Under the Plan, the Board has the ability in certain circumstances to transfer all of the Company's remaining assets to a liquidating trust. Generally, a liquidating trust is treated as a trust for purposes of federal income taxes only if certain requirements are met, including that the trust be controlled by the shareholders, the shareholders select the trustee, and the trust distribute at least annually to known shareholders any proceeds from the sale of assets or income from investments. The primary federal income tax consequences of a liquidating trust being treated as a trust are (1) it is not subject to separate income tax and the items of tax flow through to the shareholders, as discussed below, and (2) the timing of taxation to shareholders is different, as generally described below. The Plan would allow the Board, in its discretion, to appoint a trustee, enter into a trust agreement and transfer the Company's assets to a liquidating trust without further shareholder approval. We can provide no assurance as to whether such a liquidating trust would be treated as a trust for federal income tax purposes.

     If a liquidating trust does not satisfy the requirements to be treated as a trust for federal income tax purposes, it would continue to be subject to a separate income tax. However, the shareholders generally would not be treated as having received their pro rata shares of the Company assets at the time of the transfer to the liquidating trust. Also, the items of income, gain, deduction or loss which the liquidating trust recognizes would not be allocated to the shareholders. Instead, shareholders generally would be taxed on distributions made from the liquidating trust at the time of the distribution or would be taxed on distributions which are made in installments when the installment payment is received.

     If we transfer our assets to a liquidating trust that qualifies as a trust for federal income tax purposes, the shareholders may be treated (for federal income tax purposes) as having received their pro rata shares of those Company assets when the transfer occurs and they receive interests in the liquidating trust. Under these circumstances, the amount of the taxable distribution to the shareholders on the transfer of the Company's assets to the liquidating trust would be reduced by the amount of the Company's known liabilities which the liquidating trust assumes or to which such transferred assets are subject. After the formation of such a liquidating trust, each shareholder would take into account for federal income tax purposes the shareholder's allocable portion of any income, gain, deduction or loss which the liquidating trust recognizes. Distributions by such a liquidating trust to the shareholders generally would not be taxable to them at the time of the distribution. However, each shareholder may become liable for tax as a result of the ongoing operations of such a liquidating trust, even if the liquidating trust had not made any actual distributions to shareholders.

TAXATION OF NON-UNITED STATES SHAREHOLDERS

     Foreign corporations or persons who are not citizens or residents of the United States should consult their tax advisors with respect to the U.S. and non-U.S. tax consequences of the Plan.

STATE AND LOCAL TAX

     Shareholders may also be subject to state or local taxes, and should consult their tax advisors with respect to the state and local tax consequences.

THE FOREGOING SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS INCLUDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY SHAREHOLDER. THE TAX CONSEQUENCES OF THE PLAN MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF THE SHAREHOLDER. THE COMPANY RECOMMENDS THAT EACH SHAREHOLDER CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE PLAN.

                      CONTINGENCIES; CREDITORS; LITIGATION

     Under the OGCL and with respect to creditors' rights in general, the Company will need to identify all amounts owed by the Company and any contingent claims. The Company will need to quantify these contingent claims and attempt to resolve all of these matters. The Company is required to pay or make reasonable provisions to pay all claims and obligations, including all contingent, conditional, or unmatured contractual claims known to it and is required to make provisions as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or preceding to which the Company is a party.

     Under the OGCL, in the event we fail to create an adequate Contingent Claim Reserve for payment of our expenses and liabilities, or should such Contingency Reserve and the assets held by a Liquidating Trust be exceeded by the amount ultimately found payable in respect of expenses and liabilities, each shareholder could be held liable for the payment to creditors of such shareholder's pro rata share of such excess. However, each shareholder's liability is limited to only such shareholder's pro rata share of amounts received by such shareholder from the Company or a liquidating trust. The Company has not at this time obtained a solvency opinion. Prior to making any distribution to the shareholders the Board of Directors will reconsider whether such an opinion is necessary in order to assist in establishing an adequate Contingent Claim Reserve.

     If we were held by a court to have failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeded the amount available from the Contingent Claim Reserve and the assets of the Liquidating Trust, a creditor of the Company could seek an injunction against the making of distributions under the Plan on the ground that the amounts to be distributed were needed to provide for the payment of our expenses and liabilities. Any such action could delay or substantially diminish the distributions, if any, to be made to shareholders and/or interest holders under the Plan.

     We are a party to a lawsuit involving the Virtual Scoring Center technology we transferred to VSC Technologies, LLC when it was formed. NCS Pearson, Inc. has alleged that certain aspects of the Virtual Scoring Center technology infringes on certain patent rights of NCS which we have and continue to deny. There is currently pending in the United States District Court for the Eastern District of North Carolina a lawsuit involving these allegations to which Measurement Incorporated, VSC Technologies, LLC and the Company are parties. Discovery is commencing in this case and we expect the cost of defense of this matter to escalate dramatically. The parties have agreed on a discovery plan, which anticipates a trial date in or after October 2005. We believe that the Virtual Scoring Center technology does not infringe the NCS Pearson patents as alleged by NCS Pearson in the lawsuit pending in the Eastern District of North Carolina and we designed that technology to carefully avoid infringement, but we cannot assure you that we will be successful in our claims or our defense against NCS Pearson's counterclaims. If the court rules that the Virtual Scoring Center technology infringes the NCS Pearson patents and NCS Pearson prevails in its counterclaims, this could result in a monetary judgment against us. Because this action is at an early stage, we cannot estimate the extent of any potential damages if there is a judgment against us. With the indemnification from MI, however, we may, with or without court approval be in a position to make a distribution to the shareholders. The Board will have to consider the issues involved once it is in a position to make such distribution. NCS has said that it will not voluntarily release the Company from the lawsuit. As a result, the Company may have to continue as a party to the lawsuit and not be in a position to make a distribution or be able to determine the exact amount of any distribution, if any, that would ultimately be made until after the trial of this matter and any appeal. This could take several years. In any event, based on the indemnification being provided by Measurement Incorporated and the fact that the Company is assigning all of the allegedly infringing software to Measurement Incorporated and will no longer be conducting any ongoing business activities, the Company intends to seek court approval for a distribution and/or dismissal from the lawsuit. We can give no assurance that we will be successful in this.

     Because of the above contingencies, and the Company's need to determine and value any claims against the Company, the Company will not be in a position to make any distribution to the shareholders for at least six (6) months and it may in fact be much longer as a result of the litigation with NCS Pearson.


                                   PROPOSAL 1

                           TO APPROVE THE SALE OF THE
                    COMPONENT PRODUCTS TECHNOLOGIES BUSINESS
                         TO PEGASUS IMAGING CORPORATION

     Our Board of Directors is proposing the sale (the "Sale") of the Component Products Technologies business to Pegasus Imaging Corporation, pursuant to an Asset Purchase Agreement (the "Pegasus Contract") dated August 5, 2004 with Pegasus and PIC Acquisition, Inc., a subsidiary of Pegasus for approval by our shareholders at the special meeting. Subject to shareholder approval, the Sale and the Pegasus Contract were approved by the Board of Directors on August 4, 2004 in connection with the approval of the Plan of Liquidation and Dissolution which is further described above and in Proposal 2 of this Proxy Statement. Certain material features of the Pegasus Contract are summarized above.

     The following resolution will be offered at the special meeting:

          "RESOLVED, THAT THE SALE OF THE COMPONENT PRODUCTS TECHNOLOGIES BUSINESS TO PEGASUS IMAGING CORPORATION AND PIC ACQUISITION, INC. PURSUANT TO THE ASSET PURCHASE AGREEMENT DATED AUGUST 5, 2004, AS AMENDED, RECOMMENDED BY THE BOARD OF DIRECTORS, BE AUTHORIZED AND APPROVED, SUBJECT TO THE SHAREHOLDERS APPROVING THE PLAN OF LIQUIDATION."

     Considering the facts and reasons described in this Proxy Statement, our Board of directors believes that the Sale would enhance shareholder value and is in the best interests of our shareholders.

     ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE SALE AS DESCRIBED IN PROPOSAL 1.

     If the Sale is not approved by the shareholders, the Board of Directors will explore the alternatives then available for the future of the Company.


                                   PROPOSAL 2

                        TO APPROVE AND ADOPT THE PLAN OF
                           LIQUIDATION AND DISSOLUTION



                                     GENERAL

     Our Board of Directors is proposing the Plan of Liquidation and Dissolution (the "Plan") for approval by our shareholders at the special meeting. The Plan was adopted by the Board of Directors, subject to shareholder approval, on August 4, 2004. A copy of the Plan is attached as Appendix A to this Proxy Statement. Certain material features of the Plan are summarized above. SHAREHOLDERS SHOULD READ THE PLAN IN ITS ENTIRETY.

     The following resolution will be offered at the special meeting if Proposal 1 is approved:

          "RESOLVED, THAT THE PLAN OF LIQUIDATION AND DISSOLUTION RECOMMENDED BY THE BOARD OF DIRECTORS BE AUTHORIZED AND APPROVED."

     Considering the facts and reasons described in this Proxy Statement, our Board of Directors believes that the liquidation and dissolution of the Company would enhance shareholder value and is in the best interests of our shareholders.

     ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE PLAN AS DESCRIBED IN PROPOSAL 2.



                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Pegasus Contract, as amended, is incorporated into this Proxy statement by this reference. The Pegasus Contract has been filed as an exhibit to the Company's current report on Form 8-K as filed with the Securities and Exchange Commission on October 29, 2004. In addition, the Company's financial statements and Management's Discussion and Analysis or Plan of Operation in its annual report on Form 10-KSB for the year ended August 31, 2004, have been incorporated by this reference, and are being provided to the shareholders along with this Proxy Statement.

Any statements contained in any of the documents incorporated reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed documents which also is incorporated by reference herein) modifies or supersedes such statements. Any statements so modified or superseded shall not be deemed to constitute a part hereof except as modified or superseded. ANY DOCUMENTS WHICH ARE INCORPORATED BY REFERENCE HEREIN (EXCLUDING EXHIBITS) ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST TO DEBORAH D. MOSIER, 206 W. 6TH AVENUE, STILLWATER, OKLAHOMA 74074 (TELEPHONE 405-377-0080).

                                   APPENDIX A

                PLAN OF LIQUIDATION AND DISSOLUTION OF TMS, INC.

     WHEREAS, the Board of Directors (the "Board") of TMS, Inc. (the "Company"), an Oklahoma corporation, has approved the sale of its Component Product Technologies business (the "CPT Business") to Pegasus Imaging Corporation and in connection with such sale deemed it advisable that the Company should be liquidated and subsequently dissolved and has approved and determined that this Plan of Liquidation and Dissolution of TMS, Inc. (this "Plan") is advisable and in the best interests of the shareholders of the Company; and

     WHEREAS, the Board has directed that this Plan be submitted to the shareholders of the Company for their approval or rejection at a special meeting of shareholders of the Company to be held in or about December 17, 2004 or such other date as the Board may determine, in accordance with the requirements of the Oklahoma General Corporation Law (the "OGCL") and the Company's Certificate of Incorporation (the "Certificate of Incorporation") and has authorized the filing with the Securities and Exchange Commission (the "SEC"), and the distribution of a proxy statement to shareholders (the "Proxy Statement"), in connection with the solicitation of proxies for such meeting; and

     WHEREAS, the Board, upon substantial completion of the liquidation of the Company's properties and assets or such earlier time as determined in its discretion, may voluntarily dissolve the Company in accordance with the OGCL and the Internal Revenue Code of 1986, as amended (the "Code"), upon the terms and conditions set forth in this Plan;

     NOW, THEREFORE, the Board hereby adopts and sets forth this Plan of Liquidation and Dissolution of TMS, Inc. as follows:

                           I. EFFECTIVE DATE OF PLAN.

     The effective date of this Plan (the "Effective Date") shall be the date on which the shareholders of the Company vote to approve this Plan.

                           II. LIQUIDATION OF ASSETS.

     After the Effective Date, the Company shall sell, exchange, transfer, lease, license, or otherwise dispose of all of its property and assets, including the Company's intellectual property and other intangible assets, to the extent, for such consideration (which may consist in whole or in part of money or other property) and upon such terms and conditions as the Board deems expedient and in the best interests of the Company and its shareholders, without any further vote or action by the Company's shareholders. The Company's assets and properties may be sold in bulk to one buyer or a small number of buyers or on a piecemeal basis to numerous buyers. The Company will not be required to obtain appraisals or other third party opinions as to the value of its properties and assets in connection with the liquidation. As part of the liquidation of its property and assets, the Company shall collect, or make provision for the collection of, all accounts receivable, debts and claims owing to the Company.

                     III. CESSATION OF BUSINESS ACTIVITIES.

     This Plan is intended to be a complete plan of liquidation and dissolution. After the later of the Effective Date and the closing of the sale of substantially all of the assets of the Company, the Company shall not engage in any business activities except for the purpose of preserving the value of its assets, prosecuting and defending suits by or against the Company, adjusting and winding up its business and affairs, selling and liquidating its properties and assets and making distributions to shareholders in accordance with this Plan. The directors in office on the Effective Date and, at the pleasure of such directors, the officers of the Company, shall continue in office solely for these purposes and as otherwise provided in this Plan.

                              IV. PAYMENT OF DEBTS.

     Prior to making any distributions to the Company's shareholders, the Company shall pay, or as determined by the Board, make reasonable provision to pay, all claims and obligations of the Company, including all contingent, conditional or unmatured claims known to the Company.

     Following the Effective Date, the Board may, if and to the extent deemed necessary or advisable by the Board, establish a contingency reserve (the "Contingency Reserve") and set aside into the Contingency Reserve such amounts of cash or property of the Company as the Board, in its discretion, determines is sufficient to account for unknown events, claims, contingencies and expenses incurred in connection with the collection and defense of the Company's property and assets and the liquidation and dissolution provided for in this Plan. Following the payment, satisfaction or other resolution of all such events, claims, contingencies and expenses, any amounts remaining in the Contingency Reserve shall be distributed in accordance with this Plan.

                    V. DISTRIBUTIONS TO COMMON SHAREHOLDERS.

     Following the payment or the provision for the payment of the Company's claims and obligations as provided in Section IV, the Company shall distribute pro rata to the holders of the common stock of the Company (the "Common Stock") all of its remaining property and assets, if any, in one or a series of distributions, in the discretion of the Board. The final distribution shall sometimes be referred to as the "Dissolution Distribution."

                           VI. NOTICE OF LIQUIDATION.

     As soon as practicable after the Effective Date, the Board may direct the officers to mail notice in accordance with the OGCL to all its remaining creditors and employees that this Plan has been approved by the Board and the Company's shareholders.

                        VII. CERTIFICATE OF DISSOLUTION.

     At such time as the Board determines, in its discretion to be appropriate, the officers of the Company shall execute and cause to be filed with the Secretary of the State of Oklahoma (the "Secretary of State") and elsewhere as may be required or deemed appropriate, such documents as may be required to effectuate the dissolution of the Company, including a Certificate of Dissolution conforming to the requirements of Section 1096 of the OGCL (the "Certificate of Dissolution"). From and after the date such documents are accepted by the Secretary of State, the Company will be deemed to be completely dissolved, but, as provided in the OGCL, will continue to exist under Oklahoma law for the purposes of paying, satisfying and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up the Company's business affairs. The members of the Board in office at the time the Certificate of Dissolution is accepted for filing by the Secretary of State shall have all powers provided to them under the OGCL and other applicable law.

                       VIII. POWERS OF BOARD AND OFFICERS.

     The Board and the officers of the Company are authorized to approve such changes to the terms of any of the actions referred to herein, to interpret any of the provisions of this Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and the officers of the Company deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation and dissolution of the Company in accordance with the Code and the OGCL and any rules and regulations of the SEC or any state securities commission, including, without limitation, any instruments of dissolution or other documents, and withdrawing any qualification to conduct business in any state in which the Company is so qualified, as well as the preparation and filing of any tax returns. To the extent inconsistent, this plan amends and supercedes the Bylaws of the Company.

                           IX. CANCELLATION OF STOCK.

     The distributions to the Company's shareholders pursuant to this Plan, if any, shall be in complete redemption and cancellation of all of the outstanding Common Stock. As a condition to any disbursement made under the Plan after the filing of the Certificate of Dissolution, made the Board may require shareholders to surrender their certificates evidencing the Common Stock to the Company or its agent for cancellation. If a shareholder's certificate for shares of Common Stock has been lost, stolen or destroyed, such shareholder may be required, as a condition to the disbursement of any distribution under this Plan, to furnish to the Company satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other security or indemnity reasonably satisfactory to the Company.

                     X. RESTRICTIONS ON TRANSFER OF SHARES.

     The Company shall close its stock transfer books and discontinue recording transfers of Common Stock at the close of business on the record date to be fixed by the Board at least twenty (20) days after the Effective Date (the "Dissolution Record Date"), and thereafter, certificates representing the Common Stock shall not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law. The shareholders of record as of the Dissolution Record Date shall be deemed to have received the right to receive any future distributions pursuant to this Plan. The proportionate interests of all of the shareholders of the Company shall be fixed on the basis of their respective stock holdings at the close of business on the Dissolution Record Date, and, after the Dissolution Record Date, any distributions made by the Company shall be made solely to the shareholders of record at the close of business on the Dissolution Record Date, except as may be necessary to reflect subsequent transfers recorded on the books of the Company as a result of any assignments by will, intestate succession or operation of law.

                             XI. LIQUIDATING TRUST.

     If advisable for any reason to complete the liquidation and distribution of the Company's assets to its shareholders, the Board may at any time transfer to a liquidating trust (the "Trust") the remaining assets of the Company. The Trust thereupon shall succeed to all of the then remaining assets of the Company, including all amounts in the Contingency Reserve, and any remaining liabilities and obligations of the Company. However, if all of the Company's assets are not distributed within three years after the date the Certificate of Dissolution is filed, the Company will transfer all of its remaining assets to the Trust. The sole purpose of the Trust shall be to prosecute and defend suits by or against the Company, to settle and close the business of the Company, to dispose of and convey the assets of the Company, to satisfy the remaining liabilities and obligations of the Company and to collect and distribute the remaining assets of the Company to its shareholders. Any distributions made from the Trust shall be made in accordance with the provisions of this Plan. The Board may appoint one or more of its members to act as trustee or trustees of the Trust and to cause the Company to enter into a liquidating trust agreement with such trustee or trustees on such terms and conditions as the Board determines. Approval of this Plan by the shareholders also will constitute the approval by the shareholders of any appointment of the trustees and of the liquidating trust agreement between the Company and such trustees.

                               XII. COMPENSATION.

     The Company may pay to the Company's officers, directors, employees and agents or trustees, or any of them, compensation for services rendered in connection with the implementation of this Plan. Approval of this Plan by the shareholders of the Company shall constitute the approval of the shareholders of the payment of any such compensation referred to in this Section.

                             XIII. INDEMNIFICATION.

     The Company shall continue to indemnify its officers, directors, employees, agents and trustees in accordance with its Certificate of Incorporation, bylaws and any contractual arrangements as therein or elsewhere provided, and such indemnification shall apply to acts or omissions of such persons in connection with the implementation of this Plan and the winding up of the affairs of the Company. The Company's obligation to indemnify such persons may be satisfied out of the Contingency Reserve or out of assets transferred to the Trust, if any. The Board and the trustees of any Trust are authorized to obtain and maintain insurance as may be necessary to cover the Company's indemnification obligations.

                                   XIV. COSTS.

     The Company is authorized, empowered and directed to pay all legal, accounting, printing and other fees, costs and expenses for services rendered to the Company in connection with the preparation, adoption and implementation of this Plan, including, without limitation, any such fees and expenses incurred in connection with the preparation of a proxy statement for the meeting of shareholders to be held for the purpose, among others, of voting upon the approval of this Plan.

                                    TMS, Inc.
                              206 West Sixth Street
                           Stillwater, Oklahoma 74074

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

You can vote in one of three ways:
1.  Internet.
2.  Phone.
3.  Mail.
                                VOTE BY INTERNET
Your Internet vote is quick, convenient and your vote is immediately submitted. Just go to the following website: http://www.eproxyvote.com/tmss enter your control number and follow the simple instructions on the screen.

Please note that all votes cast by internet must be submitted prior to 12:00 a.m. Eastern Daylight Savings Time, December 15, 2004. Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.


        If you vote by Internet, please do not return your proxy by mail.

                               VOTE BY TELEPHONE
Your Telephone vote is quick, easy and immediate. Using a Touch-Tone Telephone, Dial 1-800-758-6973 from the U.S. or Canada, enter your control number (found on your proxy card) and follow the voice prompts.

Please note that all votes cast by telephone must be submitted prior to 12:00 a.m. Eastern Daylight Savings Time, December 15, 2004. Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.


       If you vote by telephone, please do not return your proxy by mail.

                                  VOTE BY MAIL
To vote by mail, complete, sign and date the proxy card below. Detach the card and return it in the envelope provided herein.

               IF YOU ARE NOT VOTING BY INTERNET OR BY TELEPHONE,
                         DETACH PROXY CARD AND RETURN.
-------------------------------------------------------------------------------
                                    TMS, INC.
                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                                December 17, 2004

This Proxy is solicited on behalf of the Board of Directors of TMS, Inc. (the "Company").

The undersigned hereby appoints Deborah D. Mosier and Arthur D. Crotzer as proxies, each with the power to appoint his substitute, and hereby appoints and authorizes them to represent and vote as designated below, all the shares of common stock of the Company held of record by the undersigned on October 22, 2004, at the Special Meeting of Shareholders to be held on December 17, 2004, or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" ITEMS 1 AND 2

1. Approve the sale of the Company's Component Products Technologies business to Pegasus Imaging Corporation and the Asset Purchase Agreement entered into by the Company, Pegasus, and PIC Acquisition, Inc., a subsidiary of Pegasus.
                   FOR           AGAINST        ABSTAIN
                   [ ]             [ ]            [ ]

2.  Approve the Plan of Liquidation and Dissolution.
                   FOR           AGAINST        ABSTAIN
                   [ ]             [ ]            [ ]

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, dated and delivered, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.


                                Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by president or other authorized officer. If shares are held by a partnership, please sign in partnership name by authorized person.

                                Date:____________________, 2004

                                Signature_______________________________________
                                Signature, if held jointly______________________

PLEASE  SIGN,  DATE AND  RETURN  THE PROXY  CARD  PROMPTLY  USING  THE  ENCLOSED
ENVELOPE.